UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/16/2004

AirTran Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-15991

NV	58-2189551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9955 AirTran Blvd.

Orlando, FL 32827

(Address of Principal Executive Offices, Including Zip Code)

407.251.5600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 16, 2004, AirTran Airways, Inc. (the “Company”), a subsidiary of AirTran Holdings, Inc., entered into a definitive agreement, subject to certain conditions, to assume the Chicago Midway Airport gate leases and acquire certain other related assets including takeoff and landing slots at New York’s LaGuardia and Washington’s Ronald Reagan National airports of ATA Airlines, Inc., a unit of ATA Holdings Corp., for approximately $90.0 million. The Asset Acquisition Agreement among the Company, ATA Holdings Corp. and ATA Airlines, Inc. is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

The following exhibit is filed with this report:

Exhibit #	Description
10.1	Asset Acquisition Agreement dated November 16, 2004 among the Company, ATA Holdings Corp. and ATA Airlines, Inc.

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Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: November 16, 2004	By:	/s/ Richard P. Magurno
Richard P. Magurno
Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description
EX-10.1	Asset Acquisition Agreement dated November 16, 2004 among the Company, ATA Holdings Corp. and ATA Airlines, Inc.

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